                                                                  EXHIBIT (b)(2)

                 CREDIT AGREEMENT SUPPLEMENT AND AMENDMENT, dated as of May 24, 2005 (the "Credit Agreement Supplement") among PolyMedica Corporation, a Massachusetts corporation (the "Borrower"), the lenders from time to time party thereto (the "Lenders"), and Bank of America, N.A., as Administrative Agent (in such capacity, the "Administrative Agent") to the Credit Agreement, dated as of April 12, 2005 (the "Credit Agreement") among the Borrower, the Lenders, the Administrative Agent, Swing Line Lender and L/C Issuer and certain other agents parties thereto.

      The Borrower has informed the Administrative Agent that it intends to conduct a $150 million "Dutch Auction" of its shares to repurchase approximately
4.3 to 4.8 million of its Equity Interests (the "Share Repurchase"). The Borrower has requested that Section 7.06(e) of the Credit Agreement be amended to permit such Share Repurchase.

      The Borrower has requested that the Credit Agreement be amended so as to provide an increase in the Aggregate Commitments in an aggregate amount of up to $50 million.

      Each existing Lender that executes and delivers this Credit Agreement Supplement specifically in the capacity of a Lender will be deemed to have agreed to the terms of this Credit Agreement Supplement but will not be deemed to have made any additional Commitment.

      Each existing Lender that executes and delivers this Credit Agreement Supplement specifically in the capacity of a participating lender (a "Participating Lender") (a) will have agreed to the terms of this Credit Agreement Supplement and (b) will have agreed to make a new Commitment, in addition to its existing Commitment, in an aggregate amount as agreed to by such Lender and determined by the Borrower and the Administrative Agent and notified to such Lender (the "New Commitment").

      The parties hereto have agreed, subject to the terms and conditions hereof, to supplement and amend the Credit Agreement as provided herein and to the waivers as provided herein.

      Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement (the Credit Agreement, as amended by, and together with, this Credit Agreement Supplement, and as hereinafter amended, modified, extended or restated from time to time, being called the "Amended Agreement").

      Accordingly, the parties hereto hereby agree as follows:

      SECTION 1.01. Amendment to Section 7.06. Section 7.06(e) is hereby amended by deleting Section 7.06(e) in its entirety and replacing it with the following:

            "(e) the Borrower may purchase, redeem or otherwise acquire for cash Equity Interests issued by it in the Share Repurchase in an amount not to exceed $150 million in the aggregate, and the Borrower may make up to an additional $20 million of purchases, redemptions and acquisitions for cash Equity Interests issued by it at any time thereafter during the term of this Agreement; provided that after giving effect to any and all such purchases, redemptions or acquisitions under this clause (e) on a Pro Forma Basis no Default exists."

      SECTION 1.02. Amendment to Schedule 2.01. Schedule 2.01 (Commitments and Applicable Percentages) to the Credit Agreement is hereby amended to read in its entirety as set forth on Exhibit A attached hereto to reflect the Commitments of each of the Lenders, including the New Commitments of any Participating Lenders, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01.

      SECTION 1.03. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders, as follows:

            (a) The representations and warranties of the Borrower contained in
      Article V of the Amended Agreement, and in each other Loan Document or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects on and as of the date hereof and on and as of the Effective Date (as defined below) with the same effect as if made on and as of the date hereof or the Effective Date, as the case may be, (i) except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (ii) except the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Amended Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Amended Agreement, and (iii) together with any additional items that will be disclosed on any updated Schedules required to be supplemented pursuant to
      Section 6.02(b) on the next scheduled delivery date, as to which the Borrower has notified the Administrative Agent in writing.

            (b) After giving effect to this Credit Agreement Supplement, no Default or Event of Default has occurred or is continuing under the Amended Agreement.

            (c) The execution, delivery and performance by the Borrower of this Credit Agreement Supplement have been duly authorized by all necessary corporate or other organizational action of the Borrower.

            (d) No approval, consent, exemption or other action by, or notice to, or filing with any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by the Borrower or any other Loan Party of this Credit Agreement Supplement or any document related hereto other than the approvals, consents, exemptions, actions, notices or filings which have been duly obtained, taken, given or made and are in full force and effect.

            (e) This Credit Agreement Supplement constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as such enforceability may be limited by Debtor Relief Laws and by principles of equity.

            (f) The execution, delivery, performance and compliance with the terms and provisions, by the Borrower, of this Credit Agreement Supplement, and the consummation of the transactions contemplated hereby with respect to each Loan Party, do not and will not: (i) contravene the terms of any of such Person's Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which such Person is a party affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law, including, without limitation, Medicare Regulations.

      SECTION 1.04. Effectiveness. This Credit Agreement Supplement shall become effective only upon satisfaction of the following conditions precedent (the first date upon which each such condition has been satisfied being herein called the "Effective Date"):

            (a) The Administrative Agent shall have received duly executed counterparts of this Credit Agreement Supplement which, when taken together, bear the authorized signatures of the Borrower, the Required Lenders, any Participating Lenders with New Commitments and the Administrative Agent.

            (b) The representations and warranties set forth in Section 1.03 hereof are true and correct in all material respects on and as of the Effective Date.

            (c) Each Loan Party that has not executed and delivered this Credit Agreement Supplement shall have entered into an instrument reasonably satisfactory to the Administrative Agent pursuant to which it confirms that it consents to this Credit Agreement Supplement and any new Commitments and that the Loan Documents to which it is a party will continue to apply in respect of the Amended Agreement and the Obligations of such Loan Party.

            (d) All corporate and other proceedings taken or to be taken in connection with this Credit Agreement Supplement and all documents incidental thereto, whether or not referred to herein, shall be reasonably satisfactory in form and substance to the Required Lenders and any Participating Lenders and their respective counsel.

            (e) The Administrative Agent shall have received payment of all fees and expenses referred to in a letter agreement dated May 18, 2005 among Bank of America, N.A., Banc of America Securities LLC and the Borrower.

      SECTION 1.05. Lender Consent. For purposes of determining compliance with the conditions specified in Section 1.04, each Lender that has signed this Credit Agreement Supplement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

      SECTION 1.06. APPLICABLE LAW. THIS CREDIT AGREEMENT SUPPLMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      SECTION 1.07. Counterparts. This Credit Agreement Supplement may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Credit Agreement Supplement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Credit Agreement Supplement.

      SECTION 1.08. Credit Agreement. Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Amended Agreement or any other Loan Document, nor shall they constitute a waiver of any Default or Event of Default, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Amended Agreement or any other Loan Document. Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Amended Agreement specifically referred to by such amendment. Except as expressly amended herein, the Amended Agreement shall continue in full force and effect in accordance with the provisions thereof. As used in the Amended Agreement, the terms "Agreement", "herein", "hereinafter", "hereunder", "hereto" and words of similar import shall mean, from and after the date hereof, the Amended Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement Supplement to be duly executed by their duly authorized officers, all as of the date first above written.


                                  POLYMEDICA CORPORATION

                                  By:  /s/ Keith W. Jones
                                       -------------------------------------

                                  Name:  Keith W. Jones
                                         -----------------------------------

                                  Title: Chief Financial Officer
                                         -----------------------------------

                                  BANK OF AMERICA, N.A., as
                                  Administrative Agent

                                  By:  /s/ Anne M. Zeschko
                                       -------------------------------------

                                      Name:  Anne M. Zeschko
                                             -------------------------------

                                      Title:  Assistant Vice President
                                              ------------------------------

                                  BANK OF AMERICA, N.A., as Lender

                                  By:  Elizabeth L. Knox
                                       -------------------------------------

                                      Name:
                                             -------------------------------

                                      Title:  SVP
                                              ------------------------------


                                  BANK OF AMERICA, N.A., as Participating Lender

                                  By:  Elizabeth L. Knox
                                       -------------------------------------

                                      Name:
                                             -------------------------------

                                      Title:  SVP
                                              ------------------------------

                                  WACHOVIA BANK, NATIONAL
                                  ASSOCIATION, as a Lender

                                  By:  /s/ Scott Santa Cruz
                                       -------------------------------------

                                      Name:  Scott Santa Cruz
                                             -------------------------------

                                      Title:  Director
                                              ------------------------------


                                  WACHOVIA BANK, NATIONAL
                                  ASSOCIATION, as Participating Lender

                                  By:  /s/ Scott Santa Cruz
                                       -------------------------------------

                                      Name:  Scott Santa Cruz
                                             -------------------------------

                                      Title:  Director
                                              ------------------------------

                                  CITIZENS BANK OF MASSACHUSETTS, as a
                                  Lender

                                  By:  /s/ William F. Granchell
                                       -------------------------------------

                                      Name:   William F. Granchell
                                             -------------------------------

                                      Title:  Senior Vice President
                                              ------------------------------


                                  CITIZENS BANK OF MASSACHUSETTS, as
                                  Participating Lender

                                  By:  /s/ William F. Granchell
                                       -------------------------------------

                                      Name:  William F. Granchell
                                             -------------------------------

                                      Title:  Senior Vice President
                                              ------------------------------

                                  KEYBANK NATIONAL ASSOCIATION, as a
                                  Lender

                                  By:  /s/ J.T. Taylor
                                       -------------------------------------

                                      Name:  J.T. Taylor
                                             -------------------------------

                                      Title:  SVP
                                              ------------------------------


                                  KEYBANK NATIONAL ASSOCIATION, as
                                  Participating Lender

                                  By:  /s/ J.T. Taylor
                                       -------------------------------------

                                      Name:  J.T. Taylor
                                             -------------------------------

                                      Title:  SVP
                                              ------------------------------

                                  CIBC INC., as a Lender

                                  By:  /s/ George Knight
                                       -------------------------------------

                                      Name:  George Knight
                                             -------------------------------

                                      Title:  Managing Director
                                              ------------------------------
                                              CIBC World Markets Corp. As Agent





                                  CIBC INC., as Participating Lender

                                  By:
                                       -------------------------------------

                                      Name:
                                             -------------------------------

                                      Title:
                                              ------------------------------

                                  SUNTRUST BANK, as a Lender

                                  By:  /s/ William D. Priester
                                       -------------------------------------

                                      Name:  William D. Priester
                                             -------------------------------

                                      Title:  Director
                                              ------------------------------





                                  SUNTRUST BANK, as Participating Lender

                                  By:  William D. Priester
                                       -------------------------------------

                                      Name:  /s/ William D. Priester
                                             -------------------------------

                                      Title:  Director
                                              ------------------------------

                                  DEUTSCHE BANK TRUST COMPANY
                                  AMERICAS, as a Lender

                                  By:  /s/ Stephen Cayer
                                       -------------------------------------

                                      Name:  Stephen Cayer
                                             -------------------------------

                                      Title:  Director
                                              ------------------------------


                                       /s/ Robert Wheeler
                                       ------------------------------------
                                                 Robert Wheeler
                                                     Director



                                  DEUTSCHE BANK TRUST COMPANY
                                  AMERICAS, as Participating Lender

                                  By:  /s/ Stephen Cayer
                                       -------------------------------------

                                      Name:  Stephen Cayer
                                             -------------------------------

                                      Title:  Director
                                              ------------------------------



                                       /s/ Robert Wheeler
                                       -------------------------------------
                                                 Robert Wheeler
                                                    Director

                                  UBS LOAN FINANCE LLC, as a Lender

                                  By:  /s/ Wilfred V. Saimi
                                       -------------------------------------

                                      Name:  Wilfred V. Saimi
                                             -------------------------------

                                      Title:  Director, Banking Products
                                              Services, US
                                              ------------------------------


                                  By:  /s/ Richard L. Tavrow
                                       -------------------------------------

                                      Name:  Richard L. Tavrow
                                             -------------------------------

                                      Title:  Director, Banking Products
                                              Services, US
                                              ------------------------------


                                  UBS LOAN FINANCE LLC, as Participating
                                  Lender

                                  By:
                                       -------------------------------------

                                      Name:
                                             -------------------------------

                                      Title:
                                              ------------------------------


                                  By:
                                       -------------------------------------

                                      Name:
                                             -------------------------------

                                      Title:
                                              ------------------------------

                                                                   SCHEDULE 2.01

                                   COMMITMENTS
                           AND APPLICABLE PERCENTAGES

               LENDER                       COMMITMENT            APPLICABLE
                                                                  PERCENTAGE
--------------------------------------------------------------------------------
Bank of America, N.A.                     $40,000,000.00         20.51282051%

Wachovia Bank, National Association       $40,000,000.00         20.51282051%

Citizens Bank of Massachusetts            $30,000,000.00         15.38461538%

KeyBank National Association              $20,000,000.00         10.25641026%

Deutsche Bank Trust Company Americas      $20,000,000.00         10.25641026%

SunTrust Bank                             $20,000,000.00         10.25641026%

CIBC Inc.                                 $15,000,000.00         7.69230769%

UBS Loan Finance LLC                      $10,000,000.00         5.12820513%
                                           -------------         ----------

Total                                     $195,000,000.00        100.000000000%